Exhibit 10.50

LEASE AGREEMENT BETWEEN

W2005 RPS REALTY, L.L.C.,

AS LANDLORD, AND

ARIBA, INC.,

AS TENANT

DATED JANUARY 6, 2011

SUNNYVALE, CALIFORNIA

BASIC LEASE INFORMATION

Lease Date:	January 6, 2011

Landlord:	W2005 RPS REALTY, L.L.C., a Delaware limited liability company

Tenant:	ARIBA, INC., a Delaware corporation

Premises:	That certain building containing 86,000 rentable square feet, whose street address is 910 Hermosa Court, Sunnyvale, California (the “Building”). The Premises are shown as cross-hatched on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.

Term:	126 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 126th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	The earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein (it being acknowledged that Tenant’s mere performance of the Work (as defined in Exhibit D) shall not be deemed to be conducting business in the Premises), or (b) May 15, 2011.

Basic Rent	Basic Rent shall be the following amounts for the following periods of time:

Lease Month	Monthly Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
1 - 6	$0 ($1.40 abated)	$0 (120,400.00 abated)
7 - 12	$1.40	$120,400.00
13 - 24	$1.45	$124,700.00
25 - 36	$1.50	$129,000.00
37 - 48	$1.55	$133,300.00
49 - 60	$1.60	$137,600.00
61 - 72	$1.65	$141,900.00
73 - 84	$1.70	$146,200.00
85 - 96	$1.75	$150,500.00
97- 108	$1.80	$154,800.00
109 - 120	$1.85	$159,100.00
121 - 126	$1.90	$163,400.00

-i-

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the seventh Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

The abatement of Basic Rent provided for in the Lease is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time during the Term, the Lease is terminated by Landlord due to a default by Tenant under the Lease (after the expiration of any applicable notice and cure period), then the abatement of Basic Rent provided for in the Lease shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease, an amount equal to the then unamortized portion of all Basic Rent herein abated, as amortized on a straight-line basis over the initial Term of the Lease.

Security Deposit:	$163,400.00.

Rent:	Basic Rent, Tenant’s Proportionate Share of Taxes and Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office, research and development, laboratory, warehouse, sales and marketing, subject to and in conformity with all applicable governmental requirements.

Tenant’s Proportionate Share:	100% of the Building. 18.34% of the Complex (as hereinafter defined), which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) 468,953 rentable square feet in the Complex. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Complex set forth above is conclusive and shall be binding upon them. Notwithstanding the foregoing, if the number of buildings in the Complex is changed, then the number of rentable square feet in the Complex and Tenant’s Proportionate Share of the Complex shall be appropriately adjusted using the same calculation method used to calculate Tenant’s Proportionate Share above. Landlord shall provide written notice of the same along with the calculation for Tenant’s Proportionate Share of the Complex.

Initial Liability Insurance Amount:	$3,000,000

Tenant’s Address:

Prior to Commencement Date:

Ariba, Inc.

807 11th Avenue

Sunnyvale, California 94089

Attention: Legal Department

Telephone: 650-390-1000

Telecopy: 650-390-1100

With a copy to:

Global Real Estate Manager

Ariba, Inc.

610 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Telephone: 412-297-8310

Telecopy: 412-297-7989

Following Commencement Date:

Ariba, Inc.

910 Hermosa Court

Sunnyvale, California 94085

Attention: Legal Department

Telephone: 650-390-1000

Telecopy: 650-390-1100

With a copy to:

Global Real Estate Manager

Ariba, Inc.

610 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Telephone: 412-297-8310

Telecopy: 412-297-7989

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Landlord’s Address:

For all Notices:

W2005 RPS Realty, L.L.C.

c/o CB Richard Ellis

225 W. Santa Clara Street, Suite 1050

San Jose, California 95113

Attention: Property Manager

Telephone: 408-453-7437

Telecopy: 408-437-3170

With a copy to:

W2005 RPS Realty, L.L.C.

c/o Archon Group, L.P.

6011 Connection Drive

Irving, Texas 75039

Attention: General Counsel – Central Research Park

Telephone: 972-368-2200

Telecopy: 972-368-3199

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	W2005 RPS Realty, L.L.C., a Delaware limited liability company

	By:		Archon Group, L.P., as Asset Manager

		By:	/s/ Nancy M. Haag
		Name:	Nancy M. Haag
		Title:	Vice-President

TENANT:	Ariba, Inc., a Delaware corporation

	By:	/s/ Chris Cavanaugh
	Name:	Chris Cavanaugh
	Title:	VP & Corporate Controller

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-iv-

15.	Fire or Other Casualty	14
	(a) Repair Estimate	14
	(b) Tenant’s Rights	14
	(c) Landlord’s Rights	15
	(d) Repair Obligation	15
	(e) Waiver of Statutory Provisions	15
	(f) Abatement of Rent	15

16.	Personal Property Taxes	15

17.	Events of Default	16
	(a) Payment Default	16
	(b) Abandonment	16
	(c) Estoppel	16
	(d) Insurance	16
	(e) Mechanic’s Liens	16
	(f) Other Defaults	16
	(g) Insolvency	16

18.	Remedies	16
	(a) Termination of Lease	16
	(b) Enforcement of Lease	17
	(c) Sublessees of Tenant	17
	(d) Efforts to Relet	17

19.	Payment by Tenant; Non-Waiver; Cumulative Remedies	17
	(a) Payment by Tenant	17
	(b) No Waiver	18
	(c) Cumulative Remedies	18

20.	Landlord Default	18

21.	Surrender of Premises	18

22.	Holding Over	19

23.	Certain Rights Reserved by Landlord	19
	(a) Building Operations	19
	(b) Security	19
	(c) Prospective Purchasers and Lenders	19
	(d) Prospective Tenants	19

24.	Intentionally Omitted	19

25.	Miscellaneous	19
	(a) Landlord Transfer	19
	(b) Landlord’s Liability	19
	(c) Force Majeure	20
	(d) Brokerage	20
	(e) Estoppel Certificates	20
	(f) Notices	20
	(g) Separability	20
	(h) Amendments; Binding Effect; No Electronic Records	20
	(i) Quiet Enjoyment	21
	(j) No Merger	21
	(k) No Offer	21
	(l) Entire Agreement	21
	(m) Waiver of Jury Trial	21
	(n) Governing Law	21
	(o) Recording	21
	(p) Water or Mold Notification	21

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	(q) Joint and Several Liability	21
	(r) Financial Reports	21
	(s) Landlord’s Fees	22
	(t) Attorneys’ Fees	22
	(u) Telecommunications	22
	(v) Confidentiality	22
	(w) Authority	22
	(x) Hazardous Materials	22
	(y) List of Exhibits	23
	(z) Prohibited Persons and Transactions	23
	(aa) Parking	23
	(bb) Reasonableness	24

26.	Renewal Option	24

27.	Right to Terminate	25

28.	Generator	25

29.	Existing Improvements	26

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LIST OF DEFINED TERMS

Page No.
Additional Rent	2
Affiliate	1
Basic Lease Information	1
Basic Rent	i
Building	i
Building’s Structure	1
Building’s Systems	1
Casualty	14
Commencement Date	i
Complex	3
Controllable Excess	5
Controllable Operating Costs	5
Damage Notice	14
Default Rate	5
Delivery Date	1
Delivery Obligation	1
Event of Default	16
GAAP	11
Generator Installation	25
Hazardous Materials	22
including	1
Initial Liability Insurance Amount	ii
Land	i
Landlord	1
Landlord Default	18
Landlord’s Mortgagee	13
Law	1
Laws	1
Lease	1
Lease Month	ii
Loss	12
Monthly Amortization Rent	2
Mortgage	13
OFAC	23
Operating Costs	2
Operating Costs and Tax Statement	4
Outside Execution Date	1
Parking Area	23
Permitted Transfer	10
Permitted Transferee	10
Permitted Use	ii
Premises	i
Prevailing Rental Rate	24
Primary Lease	13
Project	i
Rent	ii
Repair Period	14
Security Deposit	ii
Taking	14
Tangible Net Worth	11
Taxes	4
Telecommunications Services	22

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Tenant	1
Tenant Party	1
Tenant’s Off-Premises Equipment	1
Tenant’s Proportionate Share	ii
Term	i
Termination Date	25
Termination Delivery Date	1
Termination Fee	25
Termination Notice	25
Termination Outside Date	1
Transfer	9

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LEASE

This Lease Agreement (this “Lease”) is entered into as of January 6, 2011, between W2005 RPS REALTY, L.L.C., a Delaware limited liability company (“Landlord”), and ARIBA, INC., a Delaware corporation (“Tenant”).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof structure, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems (including any elevators); “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3. Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in its current “as-is” condition following full execution and delivery of this Lease by Landlord and Tenant and Tenant’s delivery to Landlord of evidence of all insurance required by this Lease and Tenant’s payment to Landlord of the Security Deposit and Rent required to paid concurrently with execution of this Lease (the date of such tender of possession being referred to as the “Delivery Date”). Notwithstanding the foregoing, Landlord shall tender possession of the Premises with the Building Systems and the loading dock roll-up door in good working order and the roof in watertight condition (the “Delivery Obligation”). Within forty-five (45) days following the Delivery Date, Tenant shall inspect the Premises and shall deliver written notice (the “Non-Compliance Report”) to Landlord of any items which are not in compliance with the Delivery Obligation. If Tenant does not timely deliver the Non-Compliance Report, Tenant shall be deemed to have accepted the Premises in their “as-is” condition as of the date of such tender of possession. If Tenant timely delivers the Non-Compliance Report, then Landlord shall diligently commence and pursue the correction of any such items that are not in compliance with the Delivery Obligation. If (i) Landlord is unable to tender possession of the Premises to Tenant on or before the date (“Outside Execution Date”) which is ten (10) business days following Tenant’s execution and delivery of this Lease for reasons not caused by Tenant or force majeure, the date “May 15, 2011” in the definition of “Commencement Date” in the Basic Lease Information above shall be extended by one (1) day for each business day beyond the Outside Execution Date until possession of the Premises is tendered to Tenant provided that Tenant has executed and delivered this Lease to Landlord by January 24, 2011, and (ii) Landlord is unable to tender possession of the Premises to Tenant on or before February 28, 2011 (such date referred to as the “Termination Delivery Date”) for reasons not caused by Tenant or force majeure (with the provisions of Section 15 below to apply in the event of a Casualty), Tenant shall have the right, exercisable only within ten (10) days following such Termination Delivery Date, to terminate this Lease effective as of the date which is thirty (30) days following such Termination Delivery Date (the “Termination Outside Date”), by giving written notice of such termination to Landlord, provided however, if Tenant fails to timely give such termination notice or if Landlord tenders possession of the Premises on or before the Termination Outside Date, Tenant’s election to terminate shall be null and void and this Lease shall continue in full force and effect. Except as expressly set forth in this Lease, Landlord shall have no obligation to perform any work in the Premises or in connection therewith, and Landlord shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the improvement of the Premises contemplated by this Lease except as expressly provided in Exhibit D attached hereto. Prior to occupying the Premises for the conduct of its business, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations, if any, with respect to the Premises; however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Notwithstanding the foregoing, Landlord shall correct any latent defects in the Premises existing as of the Delivery Date which are not readily discernable, but are discovered and reported in writing to Landlord within two (2) months after the Commencement Date. Possession of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent, Additional Rent and Taxes (each as defined herein).

4. Rent.

(a) Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord. The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. Basic Rent for the seventh full calendar month of the Term shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the eighth full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent. If Tenant elects to receive the “Additional Allowance” (as defined in Exhibit D), then commencing on the Commencement Date (or on the first day of the first full calendar month of the Term if the Commencement Date is other than the first day of a calendar month) and continuing on the first day of each calendar month through the Term of this Lease, Tenant shall also pay Monthly Amortization Rent (as hereinafter defined). As used herein, “Monthly Amortization Rent” shall mean the amount determined by amortizing the “Additional Allowance” (as defined in Exhibit D), if any, advanced by Landlord pursuant to the provisions of Exhibit D, with interest thereon at the rate of eight percent (8%) per annum, on a straight-line basis over the initial Term of this Lease. Additional Rent shall include Monthly Amortization Rent, provided however and notwithstanding anything to the contrary contained in this Lease, in no event shall there be any abatement of Monthly Amortization Rent notwithstanding any provision for the abatement of Basic Rent or Additional Rent. This Lease shall be a net Lease and Basic Rent shall be paid to Landlord absolutely net of all costs and expenses, provided that the foregoing language shall not affect the obligations of Landlord expressly set forth in this Lease.

(b) Operating Costs; Taxes

(1) During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord as “Additional Rent” Tenant’s Proportionate Share of Operating Costs (defined below). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term and contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the estimated Additional Rent for the first calendar month of the Term, and Tenant shall pay to Landlord in advance on the first day of each calendar month following the Commencement Date an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time (but not more than two (2) times during any calendar year), Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2) The term “Operating Costs” means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its good faith, commercially reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Project’s tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project as reasonably necessary; and (G) service, maintenance and management contracts for the operation, maintenance, management, repair, replacement, or security of the Project. If Tenant’s Proportionate Share of the cost incurred in connection with any parking area repair exceeds $100,000, such cost shall be amortized using a commercially reasonable interest rate over the useful economic life of such repair as determined by Landlord in its good faith, commercially reasonable discretion. The Project is part of a multi-building complex (the “Complex”), the term Operating Costs shall include Complex-wide Operating Costs for the Complex (e.g., insurance expenses for the Complex and Complex common area costs), and Tenant shall pay Tenant’s Proportionate Share of Operating Costs and Taxes for the Building and for the Complex, as applicable. The Complex currently consists of the following buildings: 884, 909, 910 and 919 Hermosa Court, 310 and 324 North Mary Avenue, and 345 and 475 Potrero Avenue (as depicted on the site plan attached hereto as Exhibit A-1). Operating Costs shall also include any costs, taxes or other charges allocated to the Project, as reasonably determined by Landlord, pursuant to or in connection with any covenants, conditions, restrictions and/or easements applicable to the Project and other property, provided however, no such covenants, conditions, restrictions and/or easements entered into by Landlord shall materially increase Tenant’s obligations under this Lease.

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas and the like (it being acknowledged that common areas shall not refer to any areas within a building); (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes; (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (x) marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas or parking facilities); (xi) bad debt loss, rent loss, or reserves for bad debts or rent loss; (xii) amounts paid by Landlord as ground rental for the Project; (xiii) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art; (xiv) all items and services for which Tenant or any other tenant in the Project reimburses Landlord other than pursuant to a provision similar to this Section 4(b) or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; (xv) costs incurred to comply with laws relating to the removal of Hazardous Materials (as defined below) (other than costs expended as part of the ordinary and customary operation and maintenance of the Project) which were in existence in the Building or on the Project prior to the date hereof and were of such a nature that a federal, state or municipal governmental authority, if it then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they then existed in the Building or on the Project, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto; (xvi) costs arising from Landlord’s charitable or political contributions; (xvii) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents; (xviii) the cost of any magazine, newspaper, trade or other subscriptions; (xix) electric power costs for which any tenant directly contracts with the local public service company; (xx) costs or expenses of leasing any item if the purchase price of such item is not properly chargeable as Operating Costs; (xxi) fees payable by Landlord for management of the Project in excess of two percent (2%) of Landlord’s gross rental revenues, excluding any revenue for any after-hours utility charges; (xxii) any costs expressly excluded from Operating Costs elsewhere in this Lease; (xxiii) except for a Project management fee to the extent allowed pursuant to item (xxi) above, any amount paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis; (xxv) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable projects in the vicinity of the Project, with adjustment where appropriate for the size of the applicable project; (xxvi) expenses directly resulting from the gross negligence or willful misconduct of Landlord or its agents or employees; (xxvii) Landlord’s entertainment expenses and travel expenses, except for those expenses that are necessary, reasonable and incurred in connection with Landlord’s operation of the Project; (xxviii) costs arising from Landlord’s violation of any applicable governmental laws or regulations as of the date hereof; and (xxix) repair of the Building’s Structure. The foregoing exclusions from Operating Costs shall apply to any Operating Costs assessed in connection with the Complex.

(3) Tenant shall also pay Tenant’s Proportionate Share of Taxes for each year and partial year falling within the Term in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement, provided however, if Landlord and Tenant, each acting reasonably and in good faith, agree that an appeal of the appraised value of the Premises will result in the reduction of the tax valuation, then Landlord will pursue such appeal.

(4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4(b)(5), and of the Taxes for the previous year (the “Operating Costs and Tax Statement”). If Tenant’s estimated payments of Operating Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under this Section 4(b) for such year are less than Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.

(5) If Tenant is not leasing the entire Building, then with respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying services to 100% of the rentable area thereof, the Operating Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 100% of the rentable area thereof and Landlord had been supplying services to 100% of the rentable area thereof.

(6) Provided no Event of Default then exists, after receiving an annual Operating Costs and Tax Statement and giving Landlord 30 days’ prior written notice thereof, Tenant may inspect Landlord’s records relating to Operating Costs and Taxes for the period of time covered by such Operating Costs and Tax Statement in accordance with the following provisions. If Tenant fails to object to the calculation of Operating Costs and Taxes on an annual Operating Costs and Tax Statement within 60 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its inspection within 90 days after the date of Tenant’s objection, then Tenant shall have waived its right to object to the calculation of Operating Costs and Taxes for the year in question and the calculation of Operating Costs and Taxes set forth on such statement shall be final. Tenant’s inspection shall be conducted at the office of Project’s property manager in the San Francisco Bay Area, shall not unreasonably interfere with the conduct of Landlord’s business, and shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such inspection, unless the total Operating Costs and Taxes for the period in question is determined to be overstated by more than 5% in the aggregate, in which case Landlord shall pay the inspection cost (not to exceed the amount Tenant was overcharged for the period in question). Tenant may not conduct an inspection more than once during any calendar year. Tenant or the accounting firm conducting such inspection shall, at no charge to Landlord, submit its report in draft form to Landlord for Landlord’s review and comments before the final approved report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final report. If such inspection reveals that an error was made in the Operating Costs or Taxes previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Provided Landlord’s accounting for Operating Costs and Taxes is consistent with the terms of this Lease, Landlord’s good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Operating Costs and Taxes shall be binding on Tenant in connection with any such inspection. Tenant shall maintain the results of each such inspection confidential and shall not be permitted to use any third party to perform such inspections, other than an independent firm of certified public accountants (1) reasonably acceptable to Landlord, (2) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (3) which agrees with Landlord in writing to maintain the results of such inspection confidential. Nothing in this Section 4(b)(6) shall be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including Additional Rent.

(7) If Landlord fails to give Tenant notice by June 30 of any calendar year during the Term that Controllable Operating Costs (as defined below) for such calendar year will increase by more than five percent (5%) over the amount of Controllable Operating Costs for the immediately preceding calendar year (the amount of such increase in excess of 5% of Controllable Operating Costs for the immediately preceding year referred to as the “Controllable Excess”), then Tenant shall have the right to pay the Controllable Excess to Landlord in equal monthly installments during the following calendar year. As used here, “Controllable Operating Costs” shall mean all Operating Costs other than Taxes, insurance, utilities, common area maintenance and landscaping.

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date which is five (5) days after the date due until paid at the lesser of eight percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”). Additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. Tenant hereby waives and releases all rights with regard to the Security Deposit set forth in Section 1950.7 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

7. Landlord’s Obligations.

(a) Landlord’s Maintenance Obligations. This Lease is intended to be a net lease; accordingly, subject to Tenant’s payment obligations pursuant to the provisions of Section 4(b) and Landlord’s obligations expressly set forth in Section 8(b), Landlord’s maintenance obligations are limited to the repair and replacement of the Building’s Structure and any Building’s Systems not exclusively serving the Premises and maintenance and repair of the common areas of the Complex. Landlord shall not be responsible for (1) any such work until Tenant notifies Landlord of the need therefor in writing, (2) alterations to the Building’s Structure required by applicable law because of alterations and improvements made by or on behalf of Tenant or the specific nature of Tenant’s use of the Premises (which alterations shall be Tenant’s responsibility), or (3) any such work that is the responsibility of Tenant pursuant to Section 8. The Building’s Structure does not include skylights, windows, glass or plate glass, doors, special fronts, or entries, all of which shall be the responsibility of Tenant. Subject to Tenant’s payment obligations pursuant to the provisions of Section 4(b), Landlord’s liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible under this Lease shall be limited to the cost of performing the work.

(b) Landlord’s Right to Perform Tenant’s Obligations. Landlord may perform Tenant’s maintenance, repair, and replacement obligations and any other items that are Tenant’s obligation pursuant to Section 8 in accordance with the provisions of Section 8. Tenant shall reimburse Landlord for the reasonable cost incurred in so doing within 30 days after being invoiced therefor.

8. Improvements; Alterations; Repairs; Maintenance.

(a) Improvements; Alterations. Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) the (1) Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building’s common areas, if any, or (4) provision of services to any other occupants of the Building. Provided Tenant gives Landlord at least 10 days’ prior notice, Landlord’s consent shall not be required for non-structural, interior cosmetic improvements costing less than $20,000 in the aggregate that do not affect the exterior appearance of the Building and do not require any permit or for interior painting or carpeting, provided however, at the expiration or earlier termination of this Lease, Tenant shall, at Landlord’s election, remove any such improvements and restore the Premises to its prior condition. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Notwithstanding the foregoing and provided Tenant is not in default under this Lease, Tenant shall have the right, at its sole cost and expense and subject to obtaining all governmental permits and approvals therefor, to install Tenant’s name (i) on the monument sign located in front of the Building, and (ii) on the Central

Expressway and Hermosa Court sides of the Building at locations to be mutually agreed upon by Landlord and Tenant, subject to obtaining all permits and approvals therefor and otherwise in accordance with all Laws and the provisions of this Lease. The size, shape, content, general appearance, design, materials, coloring and lettering of said signage shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld. Tenant shall be responsible for the fabrication, installation, maintenance and repair of such signage in good condition at Tenant’s sole cost and expense. At the expiration or earlier termination of this Lease, or if Tenant is in default under this Lease, Tenant shall, at Tenant’s sole expense, remove Tenant’s signage and restore the Building and/or the Project to its original condition in connection with the removal of such signage. All of the provisions of this Lease with respect to Tenant’s Premises shall apply to Tenant’s installation, use, maintenance and removal of such signage, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with applicable Laws. The signage rights granted to Tenant are personal to the original Tenant signing this Lease and shall not inure to the benefit of any assignee, subtenant or other occupant, other than a Permitted Assignee. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(b) Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Except to the extent caused by Landlord’s or its agent’s gross negligence or willful misconduct, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, Tenant’s Off-Premises Equipment and all areas, improvements and Building’s Systems exclusively serving the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage or if such repairs or replacements cannot reasonably be completed within 15 days after the occurrence of such damage and Tenant fails to promptly commence and diligently pursue completion of such repairs or replacements, then Landlord may make the same at Tenant’s cost. If any damage caused by a Tenant Party occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. Notwithstanding anything herein to the contrary, if, in the good faith, commercially reasonable discretion of Landlord, the HVAC system serving the Premises needs to be replaced, the cost of such replacement is in excess of $15,000, the need for such replacement is not due to Tenant’s failure to maintain such system, and the useful economic life of such replacement extends beyond the expiration of the Term of this Lease, then Landlord shall perform such work and Tenant shall pay to Landlord as part of Operating Costs for the Building, the cost of such replacement, as amortized using a commercially reasonable interest rate over the useful economic life as so determined by Landlord. Further, if, in the good faith, commercially reasonable discretion of Landlord, the roof of the Building needs to be replaced, then Landlord shall perform such work and Tenant shall pay to Landlord as part of Operating Costs for the Building, the cost of such replacement, as amortized using a commercially reasonable interest rate over the useful economic life of such replacement as determined by Landlord in its good faith, commercially reasonable discretion.

(c) Performance of Work. All work described in this Section 8 shall be performed only by Landlord if so expressly provided or by contractors and subcontractors reasonably approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof.

(d) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) deliver to Landlord evidence of the recordation and service of a mechanic’s lien release bond in accordance with the provisions of the California Civil Code. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Landlord may record, at its election, notices of non-responsibility pursuant to California Civil Code Section 3094 in connection with any work performed by Tenant. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

(e) Utilities. Tenant shall pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with all taxes, penalties, surcharges, and maintenance charges pertaining thereto pursuant to the terms and conditions of this Lease. Water, gas and electricity servicing the Premises are separately metered and Tenant shall pay directly to the utility provider for same. Except as otherwise expressly set forth herein, Landlord shall not be liable for any interruption or failure of utility service to the Premises, and in no event shall the unavailability of such services or any other services (or any diminution in the quality thereof) render Landlord liable to Tenant or any entity claiming through Tenant for any damages caused thereby, constitute a constructive eviction of Tenant, constitute a breach of any implied warranty by Landlord, or entitle Tenant to any abatement of Tenant’s obligations hereunder. If Tenant is prevented from using, and does not use, the Premises because of the unavailability of utility service to the Premises for a period of 10 consecutive business days or 15 non-consecutive days in any 12 month period following Landlord’s receipt from Tenant of a written notice regarding such unavailability, the cure of which is within Landlord’s reasonable control, and such unavailability was not caused by a Tenant Party, a governmental directive or cause beyond Landlord’s control, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 10 business day period or 15 non-consecutive day period, as applicable) that Tenant is so prevented from using, and does not use, the Premises. Any amounts payable by Tenant under this Section shall be due within 10 days after Landlord has invoiced Tenant therefor. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval will not be unreasonably withheld if Tenant increases the Building capacity in compliance with all Laws and the terms of this Lease. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb any other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

9. Use. Tenant shall use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The population density within the Premises shall not adversely impact the Building’s Systems. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in customary quantities and in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for a “call center,” any other telemarketing use, or any credit processing use, provided that Tenant may use up to 20% of the Premises for customer support (as opposed to “call center”) purposes. If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building or Complex.

10. Assignment and Subletting.

(a) Transfers. Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through 10(a)(6) being a “Transfer”).

(b) Consent Standards. Landlord shall not unreasonably withhold or delay its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Complex, (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (5) is not a governmental entity, or subdivision or agency thereof whose operations would create high visitation to the Premises or which is of a character inconsistent with other occupants of the Complex, (6) is not another occupant of the Building or Complex so long as Landlord has comparable space available for lease in the Complex, and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion and, in connection therewith, Tenant hereby waives and releases its rights under Section 1995.310 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; and financial information reasonably sufficient to enable Landlord to determine the proposed transferee’s creditworthiness. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Intentionally Omitted.

(g) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, one-half of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby.

(h) Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord, so long as (A) Tenant’s obligations hereunder are assumed by such entity in the case of a Transfer which is an assignment of this Lease; and (B) in the case of subparagraphs (2) and (3) below, the Tangible Net Worth of such entity is not less than the Tangible Net Worth of Tenant as of the date hereof:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Complex, Landlord or other tenants of the Building or the Complex. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant’s Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require and as is customarily required by landlords of comparable buildings (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee, against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (E) worker’s compensation insurance, and (F) business interruption insurance. The limit of liability specified in subpart (A) above can be satisfied through a combination of primary, umbrella or excess liability policies, provided that the coverage under such umbrella or excess liability policies is at least as broad as the primary coverage and applies on a “following form” basis. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder prior to the date Landlord tenders possession of the Premises to Tenant, and upon each renewal of said insurance, and Tenant shall endeavor to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be issued by companies with an A.M. Best rating of A+:VII or better, and shall be in form reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 2% of such cost.

(b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses (which deductible is currently $25,000), and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of the insurance coverage specified in subparts (1) and (2) and the cost of other and additional coverages carried by Landlord with respect to the Project so long as carried by comparable landlords of comparable buildings shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) No Subrogation; Waiver of Property Claims. Notwithstanding anything to the contrary contained herein, Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

(d) Indemnity. Subject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Parties, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment. It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the negligence or willful misconduct of Landlord and its agents to the extent covered by the insurance required to be maintained by Landlord pursuant to this Lease. Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in the common areas of the Project to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such commercially reasonable documentation, in recordable form if required, as a Landlord’s Mortgagee may request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Notwithstanding the foregoing, Landlord shall obtain a subordination, non-disturbance and attornment agreement from any existing Landlord’s Mortgagee on Landlord’s Mortgagee’s standard form, which form is attached as Exhibit I. Landlord represents and warrants that as of the date hereof, the only Landlord’s Mortgagee is Wells Fargo Bank, N.A., as Trustee for the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificates, Series 2007-TFL1.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. Subject to any specific agreement by any Landlord Mortgagee to the contrary, if Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid more than sixty (60) days in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b). Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedures.

(d) Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder, provided however, Rent shall be abated to the extent that Tenant is prevented from conducting business in the Premises in a manner reasonably comparable to that conducted immediately prior to such Taking. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section.

(e) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business. Notwithstanding anything contained herein to the contrary, a Taking exceeding 180 days shall not be deemed a temporary Taking, but shall be treated as if it were a total Taking or partial Taking, as applicable. In addition, if this Lease is terminated as a result of a Taking, Landlord shall refund to Tenant any and all Rent paid by Tenant for any period subsequent to the date of the Taking and shall return the Security Deposit in accordance with the provisions of Section 6 of this Lease.

15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one year after the date of the Casualty (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) other than the Work paid for by Landlord, or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e) Waiver of Statutory Provisions. The provisions of this Lease, including this Section 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

(f) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be). Notwithstanding the foregoing, if a Tenant Party caused such damage, Tenant shall continue to pay Rent without abatement except to the extent of rental loss insurance proceeds received by Landlord.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12-month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two or more occasions provided that prior to any termination of this Lease for Tenant’s failure to pay Rent, Landlord shall provide any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law;

(b) Abandonment. Tenant abandons or vacates the Premises or any substantial portion thereof without providing adequate security for the Premises;

(c) Estoppel. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 25(e) and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); and

(g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions, each and all of which shall be cumulative and non-exclusive, without notice or demand whatsoever:

(a) Termination of Lease. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(1) The worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

(2) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(5) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

The term “Rent” as used in this Section 18(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Section 18(a)(1) and 18(a)(2) above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 5 of this Lease, but in no case greater than the maximum amount of such interest permitted by Law. As used in Section 18(a)(3) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Enforcement of Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(c) Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(d) Efforts to Relet. For the purposes of this Section 18, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) performing Tenant’s obligations which Tenant failed to perform, and (5) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

20. Landlord Default. Landlord shall be in default of this Lease (a “Landlord Default”) if Landlord fails to perform any term, covenant or condition of Landlord under this Lease and fails to cure such default within a period of thirty (30) days after Landlord’s receipt of notice (and receipt by any Landlord’s Mortgagee whose address has been given in a written notice to Tenant prior to the date upon which Tenant provides notice to Landlord of any such default under this Lease) from Tenant specifying such default, or if the default specified by Tenant is not capable of cure within such thirty (30) day period, if Landlord fails after notice from Tenant to commence to cure such default within thirty (30) days after Landlord’s receipt of notice and to diligently pursue completion of such cure. In no event shall Tenant have the right to terminate this Lease or withhold rent as a result of a Landlord Default and Tenant’s remedies shall be limited to an action for damages, injunction or specific performance of this Lease. In the event Landlord fails to timely comply with these provisions and if a Landlord Default materially affects Tenant’s health and safety and/or the operation of Tenant’s business, Tenant shall have the right to cure such Landlord Default provided that Landlord does not in good faith dispute Tenant’s right to perform such cure, and further provided that such Landlord Default continues for five (5) days after Landlord has received a second written notice thereof from Tenant. To the extent the costs of such Tenant cure are otherwise the sole responsibility of Landlord under this Lease (with Tenant having no payment or reimbursement obligation therefor), Landlord shall reimburse Tenant within thirty (30) days after Tenant submits a written invoice for the reasonable costs incurred by Tenant in effecting such cure.

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term by a Tenant Party, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request. Notwithstanding the provisions of the preceding sentence, Tenant may request Landlord’s requirements with respect to the removal of such items and Landlord will respond as to such requirements as follows: (a) if Tenant’s request is made at the time Tenant requests approval of such items, Landlord’s response will be given with Landlord’s response to Tenant’s request, or (ii) if Tenant’s request is made at any other time, Landlord’s response will be given within thirty (30) days following Tenant’s request. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 150% of the Rent payable during the last month of the Term, or (2) 125% of the prevailing rental rate in the Complex for similar space, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project and Complex, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building and/or Complex; and, if there is more than one tenant in the Building, to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes;

(c) Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d) Prospective Tenants. At any time upon 24 hours prior written notice during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24. Intentionally Omitted.

25. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CB Richard Ellis, who represents Landlord, and Newmark Knight Frank, who represents Tenant, whose commissions shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

Within ten days after written request from Tenant, Landlord shall furnish to Tenant a certificate signed by Landlord in the form of Exhibit G, with such changes as to make the certificate factually correct.

(f) Notices. All notices and other communications required to be given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent within 24 hours in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25(f); nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 25(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord and Tenant each execute a copy of this Lease and deliver it to the other party.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state of California.

(o) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(p) Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(r) Financial Reports. Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building.

(s) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable and actual out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(t) Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

(u) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(v) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(w) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(x) Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(x), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Notwithstanding Landlord’s indemnity contained in

Section 11(d), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 25(x). This indemnity provision shall survive termination or expiration of this Lease. Tenant shall comply with the operations and maintenance program for the Complex, a copy of which is available at the management office for the Complex.

(y) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -	Outline of Premises
Exhibit B -	Description of the Land
Exhibit C-	Rules and Regulations
Exhibit D -	Tenant Finish-Work
Exhibit E -	Form of Confirmation of Commencement Date Letter
Exhibit F -	Form of Tenant Estoppel Certificate
Exhibit G -	Form of Landlord Estoppel Certificate
Exhibit H -	Generator Location
Exhibit I -	Form of Existing Landlord’s Mortgagee SNDA
Exhibit J -	List of Subcontractors

(z) Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor to Tenant’s actual knowledge any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and will not knowingly Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

(aa) Parking. Tenant shall be entitled to 3 parking spaces per each 1,000 square feet of the Premises in the parking area associated with the Building (the “Parking Area”) during the Term, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.

Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

The parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, but Tenant shall have the right, at Tenant’s cost, to install reserved parking signs acceptable to Landlord for those parking spaces located in the first single row of parking immediately abutting the Building. Further, if within sixty (60) days following the Commencement Date, Tenant’s parking rights pursuant to this Lease are being adversely affected and Tenant so notifies Landlord, Landlord shall reasonably cooperate with Tenant with respect to such parking rights, including, but not limited to, sending written notices to other Complex tenants adversely affecting Tenant’s parking rights, and if such efforts fail and Tenant’s parking continues to be adversely affected, Tenant shall have the right, at Tenant’s cost, to install reserved parking signs acceptable to Landlord for those parking spaces located in the second single row of parking adjacent to the Building.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. Notwithstanding anything to the contrary contained in this Lease, except to the extent due to the gross negligence or willful misconduct of Landlord or Landlord’s agents, Landlord shall have no liability whatsoever for any property damage or loss which might occur on the Parking Area or as a result of or in connection with the parking of motor vehicles in any of the parking spaces.

(bb) Reasonableness. Except where parties are expressly given the right to consent to any matter in its sole or absolute discretion (whereupon each such case such party’s duty is to act in good faith and in compliance with the terms of this Lease), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned or delayed.

26. Renewal Option. Provided no Event of Default exists and Tenant is occupying more than 50% of the Premises at the time of such election, Tenant may renew this Lease for two additional periods of five (5) years each, by delivering written notice of the exercise thereof to Landlord not more than 12 months nor less than 9 months before the expiration of the Term. The Basic Rent payable for each month during the applicable extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the Complex or in comparable buildings in the vicinity of the Complex of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account, provided however, in no event shall the Prevailing Rental Rate be less than the Basic Rent payable during the month immediately preceding the commencement of the applicable extended Term. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. If Tenant disagrees with Landlord’s determination of the Prevailing Rental Rate, then Tenant may, but only within 15 days after receipt of Landlord’s notice, require by written notice to Landlord that the determination of the Prevailing Rental Rate be made by brokers, taking into account the requirements of this Section 26; provided that Tenant’s failure to deliver such notice within such 15-day period shall be deemed to be Tenant’s acceptance of Landlord’s determination of the Prevailing Rental Rate. If Tenant timely delivers such notice, then, within 15 days after such delivery, each party shall select one qualified commercial real estate broker with at least 10 years experience in appraising property and buildings in the city or submarket in which the Premises are located. If Landlord or Tenant fails to select its broker within such 15-day period, then Landlord or Tenant may petition the then presiding judge of the Superior Court of the State of California for Santa Clara County to appoint such broker, subject to the criteria set forth in this Section 26, or if he or she refuses to act, either party may petition any judge having jurisdiction over Landlord and Tenant to appoint such broker. Each broker shall deliver its written determination of the Prevailing Rental Rate, taking into account the requirements of this Section 26, to the other broker within 20 days after such broker’s retention. In the event the determinations of the two brokers differ and, after good faith efforts over the succeeding 20 day period, they cannot mutually agree, the brokers shall, within 10 days thereafter, appoint a neutral third broker with the qualifications specified above and deliver their respective determinations to such third broker. If the two brokers fail to select the third broker within such 10-day period, then Landlord or Tenant may petition the then presiding judge of the Superior Court of the State of California for Santa Clara County to appoint such broker subject to the criteria set forth in this Section 26, or if he or she refuses to act, either party may petition any judge having jurisdiction over the Landlord and Tenant to appoint such broker. Within 5 days after its appointment, the third broker shall choose either the determination of Landlord’s broker or Tenant’s broker and such choice of the third broker shall be final and binding on Landlord and Tenant. Each party shall pay the costs of its real estate broker. The parties shall equally share the costs of any third broker. Following the determination of the Prevailing Rental Rate, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) Basic Rent shall be adjusted to the Prevailing Rental Rate; and

(b) Tenant shall have no further renewal option except as expressly provided in this Lease.

Tenant’s rights under this Section 26 shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, (iii) Tenant fails to timely exercise its option under this Section 26, time being of the essence with respect to Tenant’s exercise thereof, or (iv) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

27. Right to Terminate. Provided no Event of Default exists as of the date of Tenant’s delivery of the “Termination Notice” (as defined below) and as of the “Termination Date” (as defined below), Tenant shall have the one time right to terminate this Lease effective as of the last day of the eighty-fourth (84th) Lease Month (the “Termination Date”), provided that (i) Landlord receives written notice from Tenant at least nine (9) months before the Termination Date stating that Tenant elects to terminate this Lease pursuant to the terms and conditions of this Section 27 (the “Termination Notice”), and (ii) concurrently with the delivery of the Termination Notice, Landlord receives from Tenant the “Termination Fee” (as defined below). The “Termination Fee” shall be an amount equal to (a) six (6) months of Basic Rent (calculated at the rate payable as of the Termination Date), plus (b) the unamortized portion as of the Termination Date of (1) the Construction Allowance (as that term is defined in Exhibit D), (2) leasing commissions paid by Landlord in connection with this Lease, and (3) abated Basic Rent, each as amortized on a straight-line basis over the initial Term of this Lease with interest thereon at the rate of eight percent (8%) per annum. Within ten (10) business days following Tenant’s request, Landlord shall provide to Tenant the amount of the Construction Allowance and leasing commissions paid by Landlord in connection with this Lease. The Termination Fee shall be consideration for and a condition precedent to such early termination. Provided that Tenant terminates this Lease pursuant to the terms of this Section 27, then this Lease shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under this Lease as of the Termination Date, except those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease, up to and including the Termination Date. If Tenant fails to comply with the requirements of this Section 27, including the failure to pay the Termination Fee, which failure shall include but not be limited to Tenant’s check being returned by the bank for any reason whatsoever, such failure shall, at Landlord’s option, serve to nullify the terms and conditions of this provision, in which case this Lease shall continue in full force and effect for the remainder of the Term.

28. Generator. Tenant shall have the right to install as an alteration to the Premises a 750 kW emergency back-up generator and related above-ground diesel fuel storage tank in an enclosure compatible with the Building (collectively, the “Generator Installation”) in one of the approved areas shown on Exhibit H, subject in all respects to obtaining and maintaining all necessary governmental permits and approvals, compliance with requirements of applicable Laws and this Lease, and detailed plans and specifications therefor which shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Tenant shall, at Tenant’s sole cost, operate, maintain and repair the Generator Installation in first-class condition and repair in accordance with all applicable Laws. In addition, in the event any part of the Project is affected or damaged by the installation, maintenance, repair, use and/or operation of the Generator Installation, Tenant shall repair and/or restore such affected portion of the Project in a manner reasonably acceptable to Landlord. Tenant shall abide by the highest industry safety and environmental standards for the installation, maintenance, repair, use and/or operation of the Generator Installation. All of the provisions of this Lease with respect to Tenant’s Premises and alterations thereto shall apply to the Generator Installation and to Tenant’s installation, use and maintenance thereof, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with applicable Laws. Without in any manner limiting the obligations of Tenant as set forth in this Lease, Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in settlement of claims and for reasonable attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of installation, maintenance, repair, use and/or operation of the Generator Installation (including, without limitation, any diesel fuel or other Hazardous Materials stored and/or used in connection therewith). This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work to the extent associated with the Generator Installation. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises and/or Project to the condition existing prior to the introduction of any such Hazardous Materials, provided Landlord’s approval of such actions shall first be obtained and Tenant shall fully cooperate in connection with any such clean-up, restoration or other work, at Tenant’s sole cost and expense. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Materials. Tenant acknowledges that Landlord, at Landlord’s election, shall have the right, at Tenant’s expense and in cooperation with Tenant, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Materials contamination which Tenant is obligated hereunder to remediate. The covenants of Tenant hereunder shall survive the expiration of the Term or earlier termination of this Lease.

29. Existing Improvements. Tenant acknowledges that Landlord made improvements and renovations to the Project prior to the date of this Lease, which Landlord has advised Tenant cost in excess of $1,200,000, and that those improvements and renovations were a factor in Tenant’s decision to lease the Building.

[Remainder of Page Intentionally Left Blank]

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:		W2005 RPS REALTY, L.L.C., a Delaware limited liability company

	By:	Archon Group, L.P., as Asset Manager

By: /s/ Nancy M. Haag
Name: Nancy M. Haag
Title: Vice-President

Execution Date: 1/28/2011

TENANT:		ARIBA, INC., a Delaware corporation

By: /s/ Chris Cavanaugh
Name: Chris Cavanaugh
Title: VP & Corporate Controller

Execution Date: 1/24/11

EXHIBIT A

OUTLINE OF PREMISES

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EXHIBIT A-1

COMPLEX SITE PLAN

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EXHIBIT B

DESCRIPTION OF THE LAND

All of Parcel “A”, as shown upon that certain Map entitled “Parcel Map being all of Parcel ‘B’, as shown on that certain Parcel Map recorded in Book 457 of Maps, at Page 4, Santa Clara County Records”, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California, on September 12, 1980 in Book 471 of Maps, at Pages 10 and 11.

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EXHIBIT C

RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking area associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

4. Tenant shall not place any door locks in its leased premises without providing a duplicate key to Landlord. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises.

5. Each tenant assumes all risks of and shall be liable for all damage to articles moved in and out of the Building and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with the foregoing.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. Tenant shall not use or keep in the Premises any toxic or hazardous materials, or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment and otherwise in compliance with Laws. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Complex by reason of improper, objectionable or unpleasant noise, odors, or vibrations.

8. No birds or animals (other than guide dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9. Tenant shall keep its leased premises neat and clean.

10. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

11. No tenant shall use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

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12. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

13. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

14. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

15. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, or illegal drugs.

16. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or in any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

17. Landlord may waive any one or more of these rules and regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the rules and regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the rules and regulations against any or all of other tenants.

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EXHIBIT D

TENANT FINISH-WORK

1. Acceptance of Premises. Except as set forth in the Lease to which this Exhibit is attached, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Space Plans.

(a) Preparation and Delivery. On or before the tenth day following the date of this Lease, Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit the revised Space Plans to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant.

3. Working Drawings.

(a) Preparation and Delivery. On or before the fifteenth day following the date on which the Space Plans are approved by Landlord and Tenant, Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), or the exterior appearance of the Building, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements. As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all permanently affixed improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building or Complex as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of

Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings.

4. Contractors; Performance of Work. The Work shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with evidence of payment therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects and in accordance with all applicable Laws, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as not to interfere with or delay Landlord’s other contractors, the operation of the Complex, and the occupancy thereof by other tenants.

5. Construction Contracts.

(a) Tenant’s General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant and approved by Landlord in a form acceptable to Tenant’s representative for the Work, which shall comply with the provisions of this Section 5 and provide for, among other things, (1) a one-year warranty for all defective Work; (2) a requirement that Tenant’s Contractor maintain general commercial liability insurance of not less than a combined single limit of $3,000,000, naming Landlord, Landlord’s property management company, Landlord’s asset management company, Landlord’s Mortgagee, Tenant, and each of their respective Affiliates as additional insureds; (3) a requirement that the contractor perform the Work in accordance with the Space Plans and the Working Drawings and in a good and workmanlike manner; (4) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (5) those items described in Section 5(b) below (collectively, the “Approval Criteria”). Landlord shall have three business days to notify Tenant whether it approves the proposed construction agreements. If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord within two business days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two business days to notify Tenant whether it approves the revised construction agreements. Landlord hereby approves SC Builders as the general contractor, Whitney Polcyn Architects as the Architect and the subcontractors listed on Exhibit J to the Lease.

(b) All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s construction contracts shall: (1) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (2) be in a contract form that satisfies the Approval Criteria, (3) require the contractor and each subcontractor to name Landlord, Landlord’s property management company, Landlord’s asset management company, and Tenant as additional insured on such contractor’s insurance maintained in connection with the construction of the Work, (4) be assignable following an Event of Default by Tenant under the Lease to Landlord and Landlord’s Mortgagees, and (5) contain at least a one-year warranty for all workmanship and materials.

6. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), or (b) the exterior appearance of the Building, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

7. Definitions. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed so that the Premises can be used for their intended purposes in accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration and mechanical adjustments remain to be completed.

8. Walk-Through; Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon.

9. Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical and other utility usage during construction, janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 11 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance.

10. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $15.00 per rentable square foot in the Premises (the “Initial Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. If the Total Construction Costs exceed the Initial Allowance, Landlord agrees to advance on behalf of Tenant, following Tenant’s written request, an amount not to exceed $5.00 per rentable square foot in the Premises as an “Additional Allowance”, which Additional Allowance, with interest thereon at eight percent (8%) per annum, shall be repaid by Tenant as Monthly Amortization Rent, pursuant to the provisions of Section 4(a) of the Lease. The Initial Allowance and the Additional Allowance are hereinafter referred to as the “Construction Allowance”. No advance of the Construction Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated amount by which the projected Total Construction Costs exceed the amount of the Construction Allowance. Thereafter, Landlord shall pay to Tenant the Construction Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment, (b) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Work, fully executed, acknowledged and in recordable form, and (c) the Architect’s certification that the Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 10% of the Construction Allowance: (1) the permanent certificate of occupancy issued for the Premises to the extent reasonably applicable to the Work, (2) Tenant’s occupancy of the Premises for the conduct of its business, (3) delivery of the architectural “as-built” plan for the Work as constructed (and as set forth above) to Landlord’s construction representative (set forth below) to the extent reasonably applicable to the Work, and (4) an estoppel certificate as described in Section 25(e) of the Lease confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within 30 days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until 30 days following Landlord’s receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Complex or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, or claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Construction Allowance are not satisfied, or (D) an Event of Default by Tenant exists. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

11. Construction Management. Landlord or its Affiliate or agent shall supervise the Work and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to the lesser of (a) Landlord’s actual out of pocket costs therefor, or (b) one percent (1%) of the Total Construction Costs. The construction supervision fee shall be calculated without regard to costs for architectural, engineering and/or design, the Generator (other than installation costs), furniture, equipment, and cabling, and shall be subject to increase if the Work is not completed by June 30, 2011. At Tenant’s election, such fee may be paid out of the Initial Allowance and/or the Additional Allowance.

12. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Marnie Herrling CB Richard Ellis 101 California Street, 44th Floor San Francisco, California 94111 Telephone: 415-772-0372 Telecopy: 415-772-0459

Tenant’s Representative:	Mark Pietrone c/o Ariba, Inc. 807 11th Avenue Sunnyvale, California 94089 Telephone: - - Telecopy: - -

13. Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of the Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

                    , 201

Re:	Lease Agreement (the “Lease”) dated , 2011, between W2005 RPS REALTY, L.L.C., a Delaware limited liability company (“Landlord”), and , a (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Landlord has performed all of its obligations, if any, with respect to the Premises. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is                     , 201    .

3. Expiration Date. The Term is scheduled to expire on the last day of the 126th full calendar month of the Term, which date is                     , 201    .

4. Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:	- -
Telecopy:	- -

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

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Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

[PROPERTY MANAGEMENT COMPANY SIGNATURE BLOCK], on behalf of Landlord

By:
Name:
Title:

Agreed and accepted:

[TENANT’S SIGNATURE BLOCK], a

By:
Name:
Title:

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EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                                         , a                                         , as Landlord, and the undersigned as Tenant, for the Premises located at                                         ,                     , and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of                     , 201     between Tenant and Landlord[’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on                                         , 201     and the Term expires, excluding any renewal options, on                                         , 201    , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                                         . The current monthly installment of Basic Rent is $                    .

6. To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. To Tenant’s actual knowledge, as of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

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10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                                                                  , 201    .

TENANT:	, a
__________

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF LANDLORD’S ESTOPPEL CERTIFICATE

The undersigned is the Landlord under the Lease (defined below) between the undersigned as Landlord, and                         , a                             , as Tenant, for the Premises located at                         ,             , and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of                     , 201     between Tenant[’s predecessor-in-interest] and Landlord[’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on                     , 201     and the Term expires, excluding any renewal options, on                     , 201    , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                         . The current monthly installment of Basic Rent is $                    .

5. To Landlord’s actual knowledge, all conditions of the Lease to be performed by Tenant necessary to the enforceability of the Lease have been satisfied and Tenant is not in default thereunder. In addition, Landlord has not delivered any notice to Tenant regarding a default by Tenant thereunder.

6. To Landlord’s actual knowledge, as of the date hereof, there are no existing defenses or offsets, or, to Landlord’s knowledge, claims or any basis for a claim, that Landlord has against Tenant and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

7. If Landlord is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Landlord has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Landlord is authorized to do so.

Landlord acknowledges that this Estoppel Certificate may be delivered to Tenant or to an assignee of Tenant, and their respective successors and assigns, and acknowledges that Tenant or such assignee will be relying upon the statements contained herein.

G-1

Executed as of                     , 201    .

LANDLORD:

, a

By:
Name:
Title:

G-2

EXHIBIT H

GENERATOR LOCATION

WPA

Whitney Polcyn Architects, Inc.
464 S. 15th St., San Jose, CA 95112

January 18, 2011

ARIBA — 910 Hermosa Landlord-approved Potential Generator Locations

B
C

Location A - West side of building adjacent existing transformers. NOT APPROVED

Location B - South side of building at existing covered patio (patio removed). Approved

Location C - At bottom of existing depressed loading dock. Approved.

H-1

EXHIBIT I

FORM OF EXISTING LANDLORD’S MORTGAGEE SNDA

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of             , 200    , between                     , a [individual] [name of state] [corporation] [limited partnership] [limited liability company] (“Tenant”),                                         , a [name of state] [corporation] [limited partnership] [limited liability company] (“Landlord” or “Borrower”), and                      [Name of the Trust], its successors and/or assigns (hereinafter “Lender”).

Recitals of Fact

A. Tenant is the tenant under a lease dated         ,      (the “Lease”) by and between Tenant, as lessee, and Landlord, as lessor, for certain premises more particularly described in the Lease (the “Premises”) located on the property legally described on Exhibit “A” (the “Property”).

B. Lender is the owner and holder of a loan made by                     , a                      (the “Loan”) to Borrower, which is evidenced by a Promissory Note (the “Note”) from Borrower to Lender and secured in part by a first deed of trust, mortgage, or deed to secure debt (which is herein called the “Security Instrument”). The Security Instrument, the Note and all other documents and instruments evidencing and/or securing the Note or now or hereafter executed by Borrower or others in connection with or related to the Loan including any assignments of leases and rents, other assignments, security agreements, financing statements, guarantys, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback arrangements, together with all amendments, modifications, substitutions or replacements thereof, are sometimes herein collectively referred to as the “Loan Documents”.

C. Lender, Landlord and Tenant desire to enter into this Agreement to establish certain rights, safeguards and obligations with respect to their interests and provide further for various contingencies as hereinafter set forth.

Agreement

In consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree and covenant as follows:

1. Warranties and Representations. Tenant represents and warrants to Lender that (a) the Lease is in full force and effect, (b) Tenant is not in default thereunder, past any permitted grace or cure period in the Lease, (c) to Tenant’s current actual knowledge, Landlord is not in default thereunder, past any permitted grace or cure period in the Lease, and (d) Tenant has not previously subordinated the Lease to any other security instrument or lien on the Property.

2. Subordination. Tenant hereby subordinates its interest in the Lease and all of its right, title and interest in and to the leasehold estate created thereby, to the liens, terms, covenants, provisions and conditions of the Security Instrument and the other Loan Documents and to all present or future advances under the obligations secured thereby. The interests subordinated hereby include without limitation any and all provisions of the Lease, including any extension or renewal rights, options to purchase, rights of first refusal, and other such rights.

3. Non-Disturbance. Notwithstanding the subordination agreement contained above, Lender agrees that, so long as (i) the Lease remains in full force and effect including the duration of any properly exercised extension or renewal provisions therein), (ii) Tenant remains in full compliance with the terms of the Lease, beyond any cure period provided therein, and (iii) Tenant is not in default under this Agreement, then:

(a) Lender shall not diminish or interfere with Tenant’s possession of the Premises, and Tenant’s rights and privileges under the Lease shall not be diminished or be the subject of any interference by Lender; and

(b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would terminate or extinguish the Lease or Tenant’s leasehold interest in and estate under the Lease.

Notwithstanding the foregoing provisions, Lender may name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument if under the laws of the State where the Property is located it is procedurally necessary or desirable to do so, but in such event Lender shall in no way diminish or otherwise affect the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

4. Attornment; Payment of Rent to Lender in Event of Default. Tenant agrees that in the event Borrower is in default under the Security Instrument or any other Loan Documents, and after Lender gives notice to Tenant (in the manner hereinafter provided) respecting such default, then Tenant shall be deemed to have attorned to Lender as its new landlord under the Lease, and Tenant shall thereafter pay directly to Lender all rentals and all other payments to be made by Tenant under the Lease. Such payments will be made regardless of any right or setoff, counterclaim or other defense which Tenant may have against Landlord, whether as tenant under the Lease or otherwise. No proof of default shall be required. Tenant is hereby irrevocably authorized by Borrower to rely upon and comply with any notice or demand by the Lender for the payment to the Lender of any rental or other amounts which may be or become due under the Lease, or for the performance of any obligations under the Lease. Borrower irrevocably agrees that Tenant shall not be liable to Borrower or any person claiming under Borrower, for making any payment or rendering any performance to Lender. Tenant shall have no obligation or right to inquire whether any default has actually occurred or is then existing. By its execution of this Agreement, Borrower irrevocably makes and delivers the above instructions.

5. Attornment to Subsequent Owners.

(a) If Lender or its nominee or designee succeeds to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed in lieu of foreclosure or otherwise, or if another person or entity purchases the Property upon or following designee, or such purchaser (hereinafter collectively the “New Landlord”), Tenant shall attorn to and recognize the New Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that the New Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as a direct lease between the New Landlord and Tenant upon all terms, conditions, and covenants as are set forth in the Lease.

(b) Notwithstanding the foregoing subsection, in such event the New Landlord shall not in any event be liable for any of the following:

(i) any previous act or omission of Landlord or any prior landlord under the Lease occurring prior to New Landlord obtaining possession or title to the Property;

(ii) any setoff, defense or counterclaim which has previously accrued to Tenant against Landlord, which arises prior to the date New Landlord obtains possession or title to the property;

(iii) the performance or observance of any amendment or modification to the Lease made without the written consent of Lender;

(iv) any prepayment of rent or additional rent for more than one (1) month which Tenant might have paid to Landlord, unless previously approved in writing by Lender; or

(v) the return of any security deposit made under the Lease, unless the security deposit has been paid to New Landlord.

6. Lease Modifications. Tenant agrees that, without the prior written consent of Lender, Tenant shall not: (a) materially amend or modify, terminate or cancel the Lease or any extensions or renewals thereof; (b) make any prepayments of any rent or additional rent in excess of one (1) month; or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument.

7. Notice of Default; Opportunity to Cure. Tenant agrees that prior to exercising any of its rights and remedies under the Lease in the event of any default by Landlord thereunder, including any rights of termination, offset, defense or self-help provisions contained in the Lease, Tenant shall give written notice to Lender of the occurrence of default by Landlord and Landlord’s failure to cure such default pursuant to the terms of the Lease, specifying, with reasonable clarity, the events constituting such default. In the event of a monetary default, Tenant shall give Lender ten (10) calendar days after the date of receipt of such notice to cure such monetary default. In the event of a non-monetary default, Tenant shall give Lender a cure period equal to the longer of (i) 30 days after the cure period provided to Landlord under the Lease; (ii) 30 days after Lender’s receipt of Tenant’s notice to Lender of a Landlord default, or (iii) if the cure of such default requires possession of the Property, 30 days after Lender has obtained possession of the Property; provided that in each case, if such default cannot reasonably be cured within such cure period and Lender has diligently commenced to cure such default within the time contemplated by this Section 7, such cure period shall be extended for so long as necessary for Lender, in the exercise of due diligence, to cure such default. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

8. Notices. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) by delivering the same in person to such party; (c) by transmitting a facsimile copy to the correct facsimile phone number of the intended recipient; or (d) by depositing the same into the custody of a nationally recognized overnight delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next business day following deposit with the delivery service; in the event of personal service or facsimile transmissions, notices shall be deemed effective when delivered. For purposes of notice, the addresses of the parties shall be as follows:

If to Lender, to:	[Name of the Trust]
c/o KeyBank National Association
911 Main Street
Suite #1500
Kansas City, Missouri 64105
(877) 379-1625 (facsimile)

With a copy to:	Daniel Flanigan, Esq.
Polsinelli Shughart PC
700 W. 47th Street
Suite 1000
Kansas City, Missouri 64112
(816) 753-1536 (facsimile)

If to Borrower, to:

With a copy to:

If to Tenant, to:

With a copy to:

From time to time either party may designate another or additional addresses for all purposes of this Agreement by giving the other party no less than ten (10) days’ advance notice of such change of address in accordance with the notice provisions hereof.

9. Notice Under Lease. If the Lease entitles Tenant to notice of the existence of any Security Instrument and the identity of any lender, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and this Lender.

10. Limitation of Liability. Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise, unless specifically set forth herein.

11. Miscellaneous. This Agreement may not be modified or terminated orally. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and assigns. The term “Lender” shall mean the holder of any interest in the Security Instrument, from time to time. The term “Landlord” shall mean the holder of the lessor’s interest in the Lease, from time to time. The term “person” shall mean any individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement.

12. Waivers. BORROWER, TENANT AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, TENANT AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER, TENANT AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

[Remainder of page is blank; signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as the day and year first stated above.

Tenant:	, a [corporation] [limited partnership] [limited liability company]

By: , a [corporation] [limited partnership] [limited liability company] as [General Partner] [Member] [Managing Member]

By:
Name:
Title:

Borrower:	, a [corporation] [limited partnership] [limited liability company]

By: , a [corporation] [limited partnership] [limited liability company] as [General Partner] [Member] [Managing Member]

By:
Name:
Title:

Lender:	[Name of the Trust]
By: KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, as Authorized Agent

By:
Name:
Title:

STATE OF	)
) ss
COUNTY OF	)

On this          day of                     , 200        , before me, appeared                                      to me personally known, who being by me duly sworn, did say that s/he is the                      [president] [vice president] [general partner] [manager] [managing member] of                                         , a                          [corporation] [general] [limited] [partnership] [limited liability company] [, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation] and that the said instrument was signed [and sealed] on behalf of said                                                                   [corporation] [general] [limited] [partnership] [limited liability company] by authority of its [board of directors][members], and said                                                      , [acting as the general partner of said partnership] acknowledged said instrument to be the free act and deed of said                                                       [corporation] [general] [limited] [partnership] [limited liability company].

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

Notary Public in and for said County and State

Print Notary’s Name:

My Commission Expires:

STATE OF	)
) ss
COUNTY OF	)

On this          day of                     , 200        , before me, appeared                                      to me personally known, who being by me duly sworn, did say that s/he is the                      [president] [vice president] [general partner] [manager] [managing member] of                                         , a                          [corporation] [general] [limited] [partnership] [limited liability company] [, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation] and that the said instrument was signed [and sealed] on behalf of said                                                                   [corporation] [general] [limited] [partnership] [limited liability company] by authority of its [board of directors][members], and said                                                      , [acting as the general partner of said partnership] acknowledged said instrument to be the free act and deed of said                                                       [corporation] [general] [limited] [partnership] [limited liability company].

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

Notary Public in and for said County and State

Print Notary’s Name:

My Commission Expires:

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

Sworn to before me and subscribed in my presence by                                                              , a                                                                       of KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, as authorized agent for [NAME OF THE TRUST], this          day of                     , 2005, on behalf of [NAME OF THE TRUST].

Notary Public in and for Said County and State

(Type, print or stamp the Notary’s name below his or her signature.)

My Commission Expires:

EXHIBIT J

[LIST OF SUBCONTRACTORS]

J-1